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                                                                     Exhibit (q)

                               THE COVENTRY GROUP

KNOW ALL PERSONS BY THESE PRESENTS, THAT THE UNDERSIGNED, A TRUSTEE OF THE COVENTRY GROUP, A MASSACHUSETTS BUSINESS TRUST (THE "TRUST"), DOES HEREBY CONSTITUTE AND APPOINT MICHAEL V. WIBLE HIS OR HER TRUE AND LAWFUL ATTORNEY AND AGENT, WITH THE POWER AND AUTHORITY TO SIGN ON BEHALF OF THE TRUST AND THE UNDERSIGNED, THE NAME OF THE UNDERSIGNED AS TRUSTEE OF THE TRUST TO ANY PROXY STATEMENT, REGISTRATION STATEMENT, OR TO ANY AMENDMENT THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE SHARES OF BENEFICIAL INTEREST OF THE TRUST AND TO ANY INSTRUMENT OR DOCUMENT FILED AS PART OF, AS AN EXHIBIT TO, OR IN CONNECTION WITH ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, OR ANY AMENDMENT THERETO.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS POWER OF ATTORNEY TO BE EXECUTED AS OF JANUARY 16, 2007.


/S/ DIANE E. ARMSTRONG                  /S/ MICHAEL M. VAN BUSKIRK
-------------------------------------   ----------------------------------------
DIANE E. ARMSTRONG                      MICHAEL M. VAN BUSKIRK


/S/ WALTER B GRIMM                      /S/ JAMES H. WOODWARD
-------------------------------------   ----------------------------------------
WALTER B. GRIMM                         JAMES H. WOODWARD


/S/ MAURISE G. STARK_
-------------------------------------
Maurice G. Stark


                                       H-9